                                  EXHIBIT 99.1

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                        ANNOUNCES SECOND QUARTER RESULTS

      NEW YORK, NEW YORK, AUGUST 3, 2004 -- Martha Stewart Living Omnimedia,
Inc.
(NYSE: MSO) today announced its results for the second quarter and six-month period ended June 30, 2004.

Revenues for the second quarter of 2004 were $44.0 million, compared to $65.8 million in the prior year's quarter. Operating loss for the second quarter was $(19.3) million, compared to operating income of $1.5 million for the second quarter of 2003. Operating income before depreciation and amortization, including the amortization of non-cash stock compensation, ("OIDA") for the second quarter of 2004 was a loss of $(16.6) million, compared to OIDA of $3.7 million in the same period last year. Loss per share from continuing operations was $(0.39) for the second quarter of 2004, compared to income per share from continuing operations of $0.02 in the second quarter of 2003.

Sharon L. Patrick, President and Chief Executive Officer, said, "Our second quarter results, while reflecting losses due to the negative effects of Martha Stewart's personal legal situation, primarily on the Company's advertising performance, were nevertheless in line with our expectations and previous guidance. We remain encouraged by the support for the Company from our large, stalwart core base of readers, viewers and shoppers who remain loyal to our publications and quality products; and by our significant financial resources. Those resources - $158 million in cash and short-term securities and no debt - will allow us to manage through this period and invest in our future.

"Given the recent developments in Martha Stewart's legal situation, we are moving ahead with a substantial amount of the uncertainty behind us. As we have said before, we continue to manage the Company for the long-term, carefully deploying our significant resources. Consistent with that approach, we have recently taken strategic actions, including adjusting staffing levels in our television business to reflect that we have placed the Martha Stewart Living program on hiatus for Season 12 and taking steps to transition our Internet/Direct Commerce segment to focus primarily on the delivery of our inspired and original `how-to' information for the home through our website. Furthermore, we continue to make progress to evolve our brands from expert personality to trusted brand labels on a step-by-step basis with an eye to future growth.

"We announced today that we have signed a multi-year agreement with the PBS presenting station WETA in Washington D.C., to distribute our newest television series Everyday Food on PBS stations nationwide - 26 weekly episodes featuring an ensemble cast of the Company's highly talented cooks, who bring to life the simple, delicious recipes and techniques from the pages of the magazine. We expect this new program will generate additional demand for our Everyday Food magazine.

"At the same time, we are taking additional steps to continue to reduce losses in our Internet/Direct Commerce business and to ensure that we invest our resources in areas that offer the Company its best return on investment. Accordingly, by year end 2004, we will eliminate our direct commerce business. However, we will continue our profitable direct-to-consumer floral business, marthasflowers, as well as our content website, marthastewart.com.

"In addition, we have recently expanded our Board of Directors to include significant experience over a broad range of industries, including branding, advertising, retail and television. Senior management, along with the Board, is focused on restoring the Company to profitability and building value for our shareholders."

SECOND QUARTER 2004 RESULTS BY SEGMENT

PUBLISHING

Revenues in the second quarter of 2004 were $23.7 million, compared to $39.6 million in the second quarter of 2003. Operating loss was $(5.3) million for the second quarter of 2004, compared to operating income of $9.3 million in the second quarter of 2003. OIDA was a loss of $(5.2) million, compared to income of $9.4 million in the second quarter of 2003. The results primarily reflect lower advertising revenue in the quarter from Martha Stewart Living magazine due to the combined effect of lower advertising pages and lower advertising rates as a result of the rate base reduction effective with the January 2004 issue. Subscription revenue was also lower in the quarter due principally to fewer subscriptions sold. The quarter also reflects our planned investment spending in Everyday Food, primarily in subscriber acquisition. We have increased the rate base of Everyday Food from 500,000 to 750,000, effective with the July 2004 issue.

TELEVISION

Revenues in the second quarter of 2004 were $3.1 million, compared to $6.6 million in the second quarter of 2003. Operating loss for the second quarter of 2004 was $(3.5) million, compared to breakeven in the second quarter of 2003. OIDA was a loss of $(3.5) million for the second quarter of 2004, compared to OIDA of $0.4 million in the prior year's second quarter. The decline in profitability was due to a variety of factors, including a reduction in license fees and advertising revenue from our nationally syndicated daily show; the December 31, 2003 expiration of certain cable licensing agreements; and severance costs. The quarter also included the write-down of deferred television production costs of $1.5 million, resulting from the early termination of a cable television licensing agreement.

MERCHANDISING

Revenues in the second quarter of 2004 were $10.9 million, compared to $11.8 million in the second quarter of 2003. The decline in revenue was due to a mix of factors, including the overall weak retail environment as well as continuing impact from Kmart store closings that took place in the early part of 2003. Second quarter 2004 operating income was $5.3 million, compared to $7.8 million in the second quarter of 2003. OIDA was $5.5 million in the current period, compared to $8.0 million in the prior year's quarter. Operating income and OIDA were negatively affected by $1.5 million of non-recurring professional fees related to the renegotiation of the Kmart contract incurred in the quarter. The decline in royalty revenue from sales at Kmart in the quarter will not impact full year results from operations, as we are paid based on guaranteed annual amounts.

INTERNET/DIRECT COMMERCE

Revenues in the second quarter of 2004 were $6.4 million, compared to $7.8 million in the same period a year ago. The lower revenues in the quarter were due to lower catalog-related product sales, partially offset by higher revenue from marthasflowers, our direct-to-consumer floral business. The lower commerce revenue was principally due to lower catalog circulation. Operating loss was $(2.4) million for the second quarter of 2004, compared to $(4.6) million in the second quarter of 2003. OIDA was $(2.2) million in the second quarter of 2004, compared to $(4.3) million in the second quarter of 2003. The better year-over-year results were achieved by a significant reduction in catalog circulation, combined with improvements in our floral business.

As previously noted, in the interest of managing MSO's long-term financial strength, the Company has decided to discontinue The Catalog for Living by the end of 2004. Going forward, the segment will focus on delivering expert "how-to" content through our website, driving subscription magazine orders for our publishing group, and continuing to grow our direct-to-consumer floral business, marthasflowers, while exploring licensing and other alternative distribution opportunities for its products through our merchandising segment. While the Company has made significant progress over the past 18 months in improving the segment's financial performance, we concluded that focusing attention and resources on other areas of the business with greater growth potential would ultimately allow the Company to achieve improved financial performance. We do not expect that charges to operations during the remainder of 2004 related to severance and inventory will be material to our results of operations.

CORPORATE OVERHEAD

Corporate overhead, including depreciation and amortization and the amortization of non-cash stock compensation, was $13.3 million, compared to $11.1 million in the prior year's quarter. Corporate overhead, before depreciation and amortization and the amortization of non-cash stock compensation, was $11.3 million for the second quarter of 2004, compared to $9.8 million in the second quarter of 2003. The current quarter includes higher compensation-related costs, including the costs of certain Company-wide retention programs.

AMORTIZATION OF NON-CASH STOCK COMPENSATION

Amortization of non-cash stock compensation expense was $1.0 million in the second quarter of 2004 compared to $0.1 million for the second quarter of 2003. The expense in the 2004 quarter principally relates to the amortization of the value of restricted stock units granted in connection with a November 2003 stock option exchange program.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization was $1.6 million in the second quarter of 2004 compared to $2.1 million for the second quarter of 2003. The lower depreciation in the current quarter was a result of lower depreciation of television studio assets that were fully depreciated in 2003.

SIX MONTH 2004 OPERATING RESULTS

Revenues for the six months ended June 30, 2004, were $88.5 million, compared to $123.8 million for the six months ended June 30, 2003. Operating loss was $(36.6) million for the six months ended June 30, 2004, compared to $(6.0) million for the six months ended June 30, 2003, while OIDA for the six months ended June 30, 2004, was $(30.8) million, compared to $(1.6) million in the same period one year ago. For the six month period ending June 30, 2004, net loss from continuing operations was $(39.3) million, or $(0.79) per share, compared to a net loss from continuing operations of $(3.1) million, or $(0.06) per share, in the six month period ending June 30, 2003.

TRENDS AND OUTLOOK

James Follo, Chief Financial and Administrative Officer, commented, "As a result of a comprehensive review of our businesses, we have reduced the cost structure in our television segment, eliminated certain aspects of our Internet/Direct Commerce segment and invested in new growth opportunities. Our financial resources remain significant, which will enable us to manage through this transition period. Our outlook for the third quarter is for a loss of approximately $(0.50) per share, reflecting higher marketing costs in the quarter and seasonal aspects of our business. The fourth quarter of 2004 results will reflect substantially reduced losses compared to third quarter levels largely due to the significant amount of revenues to be recognized by our merchandising segment as a result of certain minimum royalty guarantees."

BASIS OF PRESENTATION

The Company believes OIDA is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSO) is a leading provider of original "how-to" information that turns dreamers into doers, inspiring and engaging consumers with unique content and high-quality products for the home. MSO's creative experts develop content within eight core areas - Home, Cooking and Entertaining, Gardening, Crafts, Holiday, Keeping, Weddings, and Baby and Kids - that provide consumers with ideas and products to celebrate their homes and the domestic arts. MSO is organized into four business segments - Publishing, Television, Merchandising and Internet/Direct Commerce.

The Company will host a conference call with analysts and investors at 12:00 noon ET that will be broadcast live over the Internet at www.marthastewart.com.

                                       ###

This press release contains certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "potential" or "continue" or the negative of these terms or other comparable terminology. The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include further adverse reaction to the prolonged and continued negative publicity relating to Martha Stewart by consumers, advertisers and business partners; further adverse reaction by the Company's consumers, advertisers and business partners to the outcome of Ms. Stewart's trial and related sentencing arising from a sale of non-Company stock by Ms. Stewart; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; an adverse resolution to the SEC enforcement proceeding currently underway against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company's ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors - Howard Hochhauser, VP Finance and Investor Relations of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media - Elizabeth Estroff, AVP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                           Three Months Ended June 30,
                    (in thousands, except per share amounts)

                                                           2004                 2003             % change
                                                        ----------           ----------         ----------
REVENUES
    Publishing                                           $ 23,722             $ 39,617             -40.1%
    Television                                              3,056                6,588             -53.6%
    Merchandising                                          10,903               11,763              -7.3%
    Internet/Direct Commerce                                6,365                7,814             -18.5%
                                                         --------             --------           -------
        Total revenues                                     44,046               65,782             -33.0%
                                                         --------             --------           -------

OPERATING COSTS AND EXPENSES
    Production, distribution and editorial                 30,411               35,448             -14.2%
    Selling and promotion                                  14,393               13,699               5.1%
    General and administrative                             15,877               12,934              22.8%
    Amortization of non-cash stock
    compensation expense (a)                                1,026                  144                nm
    Depreciation and amortization                           1,635                2,054             -20.4%
                                                         --------             --------           -------
        Total operating costs and expenses                 63,342               64,279              -1.5%
                                                         --------             --------           -------

OPERATING INCOME (LOSS)                                   (19,296)               1,503                nm

    Interest income, net                                      319                  395             -19.2%
                                                         --------             --------           -------

INCOME (LOSS) BEFORE INCOME TAXES                         (18,977)               1,898                nm
    Income tax provision                                     (189)                (665)             71.6%
                                                         --------             --------           -------

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE LOSS FROM DISCONTINUED OPERATIONS                  (19,166)               1,233                nm
                                                         --------             --------           -------

Loss from discontinued operations, net of tax
benefit in 2003                                              (127)                (302)             57.9%
                                                         --------             --------           -------
NET INCOME (LOSS)                                        $(19,293)            $    931                nm
                                                         ========             ========           =======

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
    Income (loss) from continuing operations             $  (0.39)            $   0.02
    Loss from discontinued operations                       (0.00)               (0.01)
                                                         --------             --------
    Net income (loss)                                    $  (0.39)            $   0.02
                                                         ========             ========
WEIGHTED AVERAGE SHARES OUTSTANDING
       Basic                                               49,572               49,488
       Diluted                                             49,572               49,627

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                           Three Months Ended June 30,
                                 (in thousands)


                                                                             2004                 2003                % change
                                                                           --------             --------              --------
REVENUES
  Publishing                                                               $ 23,722             $ 39,617               -40.1%
  Television                                                                  3,056                6,588               -53.6%
  Merchandising                                                              10,903               11,763                -7.3%
  Internet/Direct Commerce                                                    6,365                7,814               -18.5%
                                                                           --------             --------              -------
     Total revenues                                                          44,046               65,782               -33.0%
                                                                           --------             --------              -------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                 (5,209)               9,427                   nm
  Television                                                                 (3,472)                 387                   nm
  Merchandising                                                               5,516                7,988               -30.9%
  Internet/Direct Commerce                                                   (2,177)              (4,308)                49.5%
                                                                           --------             --------              -------
Operating Income (Loss) before Depreciation                                  (5,342)              13,494                   nm
  and Amortization and Corporate Overhead

  Corporate Overhead                                                        (11,293)              (9,793)              -15.3%
                                                                           --------             --------              -------
Operating Income (Loss) before Depreciation
  and Amortization                                                          (16,635)               3,701                   nm

  Amortization of non-cash stock compensation expense                        (1,026)                (144)                  nm
  Depreciation and amortization                                              (1,635)              (2,054)                20.4%
                                                                           --------             --------              -------
OPERATING INCOME (LOSS)                                                     (19,296)               1,503                   nm

  Interest income, net                                                          319                  395               -19.2%
                                                                           --------             --------              -------
INCOME (LOSS) BEFORE INCOME TAXES                                           (18,977)               1,898                   nm

  Income tax provision                                                         (189)                (665)                71.6%
                                                                           --------             --------              -------
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE LOSS FROM DISCONTINUED OPERATIONS                                    (19,166)               1,233                   nm
                                                                           --------             --------              -------
Loss from discontinued operations, net of tax
  benefit in 2003                                                              (127)                (302)                57.9%
                                                                           --------             --------              -------
NET INCOME (LOSS)                                                          $(19,293)            $    931                   nm
                                                                           ========             ========              =======

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                            Six Months Ended June 30,
                    (in thousands, except per share amounts)

                                                            2004                   2003                 % change
                                                         ----------             ----------             ----------
REVENUES
    Publishing                                           $   47,632             $   73,678                 -35.4%
    Television                                                7,233                 13,203                 -45.2%
    Merchandising                                            21,692                 22,091                  -1.8%
    Internet/Direct Commerce                                 11,978                 14,833                 -19.2%
                                                         ----------             ----------             ----------
        Total revenues                                       88,535                123,805                 -28.5%
                                                         ----------             ----------             ----------

OPERATING COSTS AND EXPENSES
    Production, distribution and editorial                   59,352                 71,049                 -16.5%
    Selling and promotion                                    28,612                 26,495                    8.0%
    General and administrative                               31,393                 27,836                   12.8%
    Amortization of non-cash stock
    compensation expense (b)                                  2,480                    267                     nm
    Depreciation and amortization                             3,309                  4,195                 -21.1%
                                                         ----------             ----------             ----------
        Total operating costs and expenses                  125,146                129,842                  -3.6%
                                                         ----------             ----------             ----------

OPERATING LOSS                                              (36,611)                (6,037)               -496.5%

    Interest income, net                                        681                    797                 -14.6%
                                                         ----------             ----------             ----------

LOSS BEFORE INCOME TAXES                                    (35,930)                (5,240)               -574.2%
    Income tax benefit (provision)                           (3,332)                 2,184                     nm
                                                         ----------             ----------             ----------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS
FROM DISCONTINUED OPERATIONS                                (39,262)                (3,056)                    nm
                                                         ----------             ----------             ----------

Loss from discontinued operations, net of tax
benefit in 2003                                                (288)                  (523)                  44.9%
                                                         ----------             ----------             ----------

NET LOSS                                                 $  (39,550)            $   (3,579)                    nm
                                                         ==========             ==========             ==========

LOSS PER SHARE - BASIC AND DILUTED
    Loss from continuing operations                      $    (0.79)            $    (0.06)
    Loss from discontinued operations                         (0.01)                 (0.01)
                                                         ----------             ----------
    Net Loss                                             $    (0.80)            $    (0.07)
                                                         ==========             ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
       Basic                                                 49,518                 49,560
       Diluted                                               49,518                 49,560

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                            Six Months Ended June 30,
                                 (in thousands)


                                                                                    2004               2003             % change
                                                                                  --------           ---------           --------
REVENUES
  Publishing                                                                      $ 47,632           $  73,678             -35.4%
  Television                                                                         7,233              13,203             -45.2%
  Merchandising                                                                     21,692              22,091              -1.8%
  Internet/Direct Commerce                                                          11,978              14,833             -19.2%
                                                                                  --------           ---------           --------
     Total revenues                                                                 88,535             123,805             -28.5%
                                                                                  --------           ---------           --------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                        (9,721)             14,490                 nm
  Television                                                                        (5,362)              1,008                 nm
  Merchandising                                                                     12,208              15,204             -19.7%
  Internet/Direct Commerce                                                          (4,613)            (12,335)              62.6%
                                                                                  --------           ---------           --------
Operating Income (Loss) before Depreciation                                         (7,488)             18,367                 nm
and Amortization and Corporate Overhead
  Corporate Overhead                                                               (23,334)            (19,942)            -17.2%
                                                                                  --------           ---------           --------
Operating Loss before Depreciation and Amortization                                (30,822)             (1,575)                nm

  Amortization of non-cash stock compensation expense                               (2,480)               (267)                nm
  Depreciation and amortization                                                     (3,309)             (4,195)              21.1%
                                                                                  --------           ---------           --------

OPERATING LOSS                                                                     (36,611)             (6,037)           -506.4%

  Interest income, net                                                                 681                 797             -14.6%
                                                                                  --------           ---------           --------

LOSS BEFORE INCOME TAXES                                                           (35,930)             (5,240)           -562.9%

  Income tax benefit (provision)                                                    (3,332)              2,184                 nm
                                                                                  --------           ---------           --------

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS           (39,262)             (3,056)                nm
                                                                                  --------           ---------           --------

Loss from discontinued operations, net of tax benefit in 2003                         (288)               (523)              44.9%
                                                                                  --------           ---------           --------
NET LOSS                                                                          $(39,550)          $  (3,579)          -1005.0%
                                                                                  ========           =========           ========

                      Martha Stewart Living Omnimedia, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                                       June 30,          December 31,
                                                                        2004                2003
                                                                      ---------           ---------
                                                                      (unaudited)
ASSETS
CURRENT ASSETS
      Cash and cash equivalents                                       $ 119,462           $ 165,566
      Short-term investments                                             38,891               3,100
      Accounts receivable, net                                           17,736              39,758
      Inventories, net                                                    9,234               7,485
      Deferred television production costs                                1,448               3,465
      Income taxes receivable                                             5,771               5,658
      Deferred income taxes, net                                          1,833               5,024
      Other current assets                                                6,046               4,422
                                                                      ---------           ---------
                    TOTAL CURRENT ASSETS                                200,421             234,478
                                                                      ---------           ---------

PROPERTY, PLANT, AND EQUIPMENT, net                                      19,870              22,673
                                                                      ---------           ---------
INTANGIBLE ASSETS, net                                                   44,257              44,257
                                                                      ---------           ---------
DEFERRED INCOME TAXES                                                     3,224               3,224
                                                                      ---------           ---------
OTHER NONCURRENT ASSETS                                                   4,440               4,470
                                                                      ---------           ---------
                    TOTAL ASSETS                                      $ 272,212           $ 309,102
                                                                      =========           =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable and accrued liabilities                        $  24,663           $  26,628
      Accrued payroll and related costs                                  12,245              10,360
      Income taxes payable                                                  692                 167
      Current portion of deferred subscription
      income                                                             23,532              23,833
                                                                      ---------           ---------
                    TOTAL CURRENT LIABILITIES                            61,132              60,988
                                                                      ---------           ---------
DEFERRED SUBSCRIPTION INCOME                                              7,028               7,133
OTHER NONCURRENT LIABILITIES                                              4,211               4,316
                                                                      ---------           ---------
                  TOTAL LIABILITIES                                   $  72,371           $  72,437
                                                                      ---------           ---------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Class A common stock, $0.01 par value, 350,000
   shares authorized: 20,328 and 19,628 shares
   issued in 2004 and 2003, respectively                                    203                 196
   Class B common stock, $0.01 par value, 150,000
   shares authorized: 29,423 and 30,059 shares
   outstanding in 2004 and 2003, respectively                               294                 301
   Capital in excess of par value                                       186,207             183,744
   Unamortized restricted stock                                             (44)               (307)
   Retained earnings                                                     13,956              53,506
                                                                      ---------           ---------
                                                                        200,616             237,440
   Less class A treasury stock - 59 shares at cost                         (775)               (775)
                                                                      ---------           ---------
                  TOTAL SHAREHOLDERS' EQUITY                            199,841             236,665
                                                                      ---------           ---------
                  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY          $ 272,212           $ 309,102
                                                                      =========           =========

                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Non- GAAP Financial Information
                           Three Months Ended June 30,
                                 (in thousands)

      The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash stock compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                                        2004                2003            % change
                                                                      --------           --------           ---------
OPERATING INCOME (LOSS)
  Publishing                                                          $ (5,321)          $  9,335                nm
  Television                                                            (3,531)                 2                nm
  Merchandising                                                          5,314              7,808            -31.9%
  Internet/ Direct Commerce                                             (2,426)            (4,552)             46.7%
                                                                      --------           --------           -------
     Operating Income (Loss) before
          Corporate Overhead                                            (5,964)            12,593                nm
Corporate Overhead                                                     (13,332)           (11,090)           -20.2%
                                                                      --------           --------           -------
     TOTAL OPERATING INCOME (LOSS)                                     (19,296)             1,503                nm
                                                                      --------           --------           -------

DEPRECIATION AND AMORTIZATION
  Publishing                                                                61                 41              48.8%
  Television                                                                59                385            -84.7%
  Merchandising                                                            190                168              13.1%
  Internet/ Direct Commerce                                                249                244               2.0%
  Corporate Overhead                                                     1,076              1,216            -11.5%
                                                                      --------           --------           -------
    TOTAL DEPRECIATION AND AMORTIZATION                                  1,635              2,054            -20.4%
                                                                      --------           --------           -------
AMORTIZATION OF NON-CASH STOCK COMPENSATION
  Publishing                                                                51                 51                --
  Television                                                                --                 --                --
  Merchandising                                                             12                 12                --
  Internet/ Direct Commerce                                                 --                 --                --
  Corporate Overhead                                                       963                 81                nm
                                                                      --------           --------           -------
    TOTAL AMORTIZATION                                                   1,026                144                nm
                                                                      --------           --------           -------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
AND AMORTIZATION OF NON-CASH STOCK COMPENSATION
  Publishing                                                            (5,209)             9,427           -155.3%
  Television                                                            (3,472)               387                nm
  Merchandising                                                          5,516              7,988            -30.9%
  Internet/ Direct Commerce                                             (2,177)            (4,308)             49.5%
                                                                      --------           --------           -------
  Operating Income (Loss) before Depreciation
     and Amortization, Amortization of Non-
     Cash Stock Compensation and before
     Corporate Overhead                                                 (5,342)            13,494                nm
                                                                      --------           --------           -------
  Corporate Overhead                                                   (11,293)            (9,793)           -15.3%
OPERATING INCOME (LOSS) BEFORE DEPRECIATION
  AND AMORTIZATION AND AMORTIZATION OF NON-
  CASH STOCK COMPENSATION                                             $(16,635)          $  3,701                nm
                                                                      --------           --------           -------

                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Non- GAAP Financial Information
                            Six Months Ended June 30,
                                 (in thousands)

      The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash stock compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                                          2004              2003            % change
                                                                       --------           --------          --------
OPERATING INCOME (LOSS)
  Publishing                                                           $ (9,946)          $ 14,306               nm
  Television                                                             (5,478)               229               nm
  Merchandising                                                          11,803             14,842           -20.5%
  Internet/ Direct Commerce                                              (5,105)           (12,804)            60.1%
                                                                       --------           --------           ------
     Operating Income (Loss) before
            Corporate Overhead                                           (8,726)            16,573               nm
Corporate Overhead                                                      (27,885)           (22,610)          -23.3%
                                                                       --------           --------           ------
     TOTAL OPERATING LOSS                                               (36,611)            (6,037)              nm
                                                                       --------           --------           ------

DEPRECIATION AND AMORTIZATION
  Publishing                                                                123                 82             50.0%
  Television                                                                116                779           -85.1%
  Merchandising                                                             380                337           -12.8%
  Internet/ Direct Commerce                                                 492                491             -.2%
  Corporate Overhead                                                      2,198              2,506           -12.3%
                                                                       --------           --------           ------
TOTAL DEPRECIATION AND AMORTIZATION                                       3,309              4,195           -21.1%
                                                                       --------           --------           ------
AMORTIZATION OF NON-CASH STOCK COMPENSATION EXPENSE (BENEFIT)
  Publishing                                                                102                102               --
  Television                                                                 --                 --               --
  Merchandising                                                              25                 25               --
  Internet/ Direct Commerce                                                  --                (22)              nm
  Corporate Overhead                                                      2,353                162               nm
                                                                       --------           --------           ------
    TOTAL AMORTIZATION                                                    2,480                267               nm
                                                                       --------           --------           ------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
AND AMORTIZATION OF NON-CASH STOCK COMPENSATION
  Publishing                                                             (9,721)            14,490               nm
  Television                                                             (5,362)             1,008               nm
  Merchandising                                                          12,208             15,204           -19.7%
  Internet/ Direct Commerce                                              (4,613)           (12,335)            62.6%
                                                                       --------           --------           ------
  Operating Income (Loss) before
    Depreciation and Amortization,
    Amortization of Non-Cash Stock
    Compensation and before Corporate
    Overhead                                                             (7,488)            18,367               nm
                                                                       --------           --------           ------
  Corporate Overhead                                                    (23,334)           (19,942)          -17.0%
                                                                       --------           --------           ------
OPERATING LOSS BEFORE DEPRECIATION AND
  AMORTIZATION AND AMORTIZATION OF NON-CASH
  STOCK COMPENSATION                                                   $(30,822)          $ (1,575)              nm
                                                                       --------           --------           ------

                      Martha Stewart Living Omnimedia, Inc.
          Supplemental Disclosures Regarding Allocation of Amortization
                     of non-cash Stock Compensation Expense
                       Three and Six Months Ended June 30,
                                 (in thousands)



(a) The amortization of non-cash stock compensation expense for the three month periods ended June 30, should be allocated as follows:

                                                 2004           2003
                                                ------          ----
Production, distribution and editorial          $   25          $ 25
Selling and promotion                               25            25
General and administrative                         976            94
                                                ------          ----
   TOTAL                                         1,026           144
                                                ======          ====

(b) The amortization of non-cash stock compensation expense for the six month periods ended June 30, should be allocated as follows:

                                                 2004           2003
                                                ------          ----
Production, distribution and editorial          $   50          $ 50
Selling and promotion                               50            50
General and administrative                       2,380           167
                                                ------          ----
   TOTAL                                         2,480           267
                                                ======          ====